Exhibit r.1

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT SPONSORED CLOSED-END FUNDS

(each, a “Fund” and, together, the “Funds”)

CODE OF ETHICS

Effective January 7, 2005,

As Amended May 16, 2005

INTRODUCTION

Fiduciary Duty

This Code of Ethics is based on the principle that you, as a trustee or director (Trustee) or officer of one or more Funds, owe a fiduciary duty to the shareholders (the Shareholders) of such Fund. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders. This Code of Ethics applies separately to the Trustees and officers of each Fund, and shall be interpreted accordingly.

At all times, you must:

1.	Place the interests of our Shareholders first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders. You may not cause the Fund to take action, or not to take action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused a Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Fund without first considering the Security as an investment for such Fund.

2.	Conduct all of your personal Securities transactions in full compliance with this Code. The Fund encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

3.

Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Fund, any Shareholder or any affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

Application

Certain of the officers and Trustees of the Funds are officers of Allianz Global Investors Fund Management LLC (AGI Fund Management), the Funds’ investment adviser; Pacific Investment Management Company LLC (PIMCO), the portfolio manager of each Fund other than Nicholas-Applegate Convertible & Income Fund, Nicholas-Applegate Convertible & Income Fund II, Nicholas-Applegate International & Premium Strategy Fund, NFJ Dividend, Interest & Premium Strategy Fund (together, the NACM-Managed Funds) and Municipal Advantage Fund Inc.; Nicholas-Applegate Capital Management LLC (NACM), the portfolio manager of the NACM-Managed Funds; OpCap Advisors LLC (OpCap), the portfolio manager for Municipal Advantage Fund Inc.; and/or Allianz Global Investors Distributors LLC (AGI Distributors), a broker-dealer that is a wholly-owned subsidiary of AGI Fund Management. Subject to the oversight of AGI Fund Management, NACM or PIMCO or OpCap, as the case may be, reviews and determines investment policies for the Funds it manages and manages the day-to-day investment affairs of such Funds, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. AGI Fund Management, PIMCO, NACM, OpCap and AGI Distributors each has its own Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the Act). The Codes of Ethics of AGI Fund Management and PIMCO have been or will be approved by the Trustees of each Fund managed by PIMCO, the Codes of Ethics of AGI Fund Management and NACM have been or will be approved by the Trustees of each NACM-Managed Fund, and the Codes of Ethics of AGI Fund Management and OpCap have been or will be approved by the directors of Municipal Advantage Fund Inc., including a majority of the independent Trustees (as defined in Appendix VI). Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of AGI Fund Management or PIMCO or NACM or OpCap, and who complies with such Code, shall not be subject to the provisions of this Code. The Code of Ethics of AGI Distributors is attached to this Code as Appendix VII and its provisions are incorporated herein. Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of AGI Distributors, and who complies with such Code, shall be subject to the provisions of the Code of Ethics of AGI Distributors incorporated herein, and not to any other provisions of this Code.

Appendices

The following appendices are attached to this Code and are a part of this Code:

I.	Form for Preclearance of Securities transactions.

II.	Form for Initial and Annual Report of Personal Securities holdings.

III.	Form for report of Personal Securities Transactions/Brokerage Accounts Report.

IV.	Form for Acknowledgment of Receipt of this Code.

V.	Form for Annual Certification of Compliance with this Code.

VI.	Definitions.

VII.	Code of Ethics of Allianz Global Investors Distributors LLC.

Questions

Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr., Francis C. Poli and Deborah Brennan. The Compliance Committee is comprised of the Compliance Officers and one or more other officers.

PERSONAL SECURITIES TRANSACTIONS

Trading in General

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

Securities

The following are Securities:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures1 and futures and options on any group or index of Securities (as defined in the Act) are Securities.

Purchase or Sale of a Security

The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

[1]	A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

Exempt Securities

The following are Exempt Securities:

1.	Direct obligations of the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

3.	Shares of registered open-end investment companies.

Beneficial Ownership

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the Exchange Act), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your ownership of Securities as a Trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested beneficial interest in a trust.

3.	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Exempt Transactions

The following are Exempt Transactions:

1.	Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

2.	Purchases of Securities under programs (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (“Automatic Investment Plans”).

3.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

4.	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.	Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

6.	Any transaction in Securities (other than Exempt Securities) by a Trustee of the Fund who is not an interested person (as defined in Appendix VI) of the Fund within the meaning of Section 2(a)19 of the Act, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Fund.

7.	Transactions in Securities traded within the preceding fifteen days for the Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

8.	Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Act. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

9.	Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

Additional Exempt Transactions

The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

10.	Purchases or sales of Securities which are not eligible for purchase or sale by the Fund.

11.	Except for Designated Equity Securities, all equity Securities or options, warrants or other rights to equity Securities.

A Designated Equity Security means any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification that said Security is being considered for purchase or sale by or on behalf of the Fund.

12.	If you are not an Investment Person (as defined in Appendix VI), short sales of any Securities otherwise permitted hereunder or puts, calls, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

CAUTION

The transactions that are classified as exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

Circumstances Requiring Preclearance

If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under Preclearance Procedures.

The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

Preclearance Procedures

If a Securities transaction requires preclearance:

1.	The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of the Fund in the same Security or an equivalent Security or if you knew or should have known that the Fund would be trading in that security or an equivalent Security on the same day.

An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

2.	The Securities may not be purchased or sold during the period which begins three days before and ends three days after the day on which the Fund trades in the same Security, or an equivalent Security; except that you may, if you preclear the transaction, (i) trade same way to the Fund after its trading is completed or (ii) trade opposite way to the Fund before its trading is commenced.

If you preclear a Securities transaction and trade same way to the Fund before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Fund would be trading in that Security or an equivalent Security within three days after your trade.

3.	The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.

Initial Public Offerings

If you are an Investment Person of the Fund, its investment adviser or any sub-adviser, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

For the purposes hereof, Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the Securities Act), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Private Placements

If you are an Investment Person of the Fund, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for the Fund, and that the opportunity to invest has not been offered to you by virtue of your position.

For the purposes hereof, Private Placement means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by the Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

Short-Term Trading Profits

If you are an Investment Person of the Fund, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

Reporting

Use of Broker-Dealers

Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

Reporting of Transactions and Brokerage Accounts

Unless you are an independent Trustee, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 30 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix III) to a Compliance Officer hereunder, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix III. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 30 days of the end of each calendar quarter.

You are not required to make quarterly transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan.

Initial and Annual Reports

Unless you are an independent Trustee of the Fund, or you report separately under the Code of Ethics of AGI Fund Management, AGI Distributors, PIMCO or NACM (as discussed above in the “Introduction-Application” section), you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming subject to this Code of Ethics, and annually thereafter. The form for this purpose is attached to this Code as Appendix II. The information provided in the initial report and annual report must be current as of a date no more than 45 days prior to the date you become subject to this Code of Ethics or the date you submit the report, respectively.

Independent Trustees

If you are an independent Trustee, you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Fund. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

Disclaimer

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

FIDUCIARY DUTIES

Gifts

You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

Service as a Director

Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Fund. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through a “Chinese Wall” or other procedures.

COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

Certificate of Compliance

Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

Remedial Actions

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

Reports to Trustees

Reports of Material Remedial Action

The Trustees of the Funds will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

Annual Reports

Management of the Fund, the investment adviser, each sub-adviser, and the principal underwriter (if any) of the Fund will report in writing annually to the Trustees of the Fund with regard to efforts to ensure compliance by the officers and employees of AGI Fund Management and PIMCO or NACM, as applicable, with their fiduciary obligations to their advisory clients.

The annual report will, at a minimum:

1.	Describe any issues arising under the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.	Certify that the Fund, investment adviser, each sub-adviser, or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent access persons (as such term is defined in Rule 17j-1 under the Act) from violating the Code.

Appendix I

                                              FUND

PRECLEARANCE OF SECURITIES TRANSACTION FORM

(1)	Name of employee requesting authorization:

(2)	If different from #1, name of the account where the trade will occur:

(3)	Relationship of (2) to (1):

(4)	Name of firm at which the account is held:

(5)	Name of Security and call symbol:

(6)	Maximum number of shares or units to be purchased or sold or amount of bond:

(7)	Check those that are applicable:

☐ Purchase    ☐ Sale    ☐Market Order    ☐Limit Order (Price of Limit Order:             )

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

		Column I	Column II
(8)	Do you possess material nonpublic information regarding the security or the issuer of the security?[1]	☐ Yes	☐ No

(9)	To your knowledge, are the securities or “equivalent securities” subject to a pending buy or sell order by the Fund?	☐ Yes	☐ No

(10)	To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by the Fund?	☐ Yes	☐ No

(11)	To your knowledge, are the securities or equivalent securities being considered for purchase or sale by the Fund?	☐ Yes	☐ No

[1]	Please note that employees and Trustees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

PFRIF

Preclearance Securities

    Transaction Form

		Column I		Column II

(12)	If you are an investment person, are the securities being acquired in an initial public offering?[2]	☐	Yes	☐	No

(13)	If you are an investment person, are the securities being acquired in a private placement?[2]	☐	Yes	☐	No

(14)	Has the Fund purchased or sold these securities or equivalent securities within the past three calendar days or do you expect the Fund to purchase or sell these securities or equivalent securities within seven calendar days of your purchase or sale?	☐	Yes	☐	No

I have read the Code of Ethics for the Fund dated January 7, 2005, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

Employee Signature

Print Name

Date Submitted

Authorized by:

Date:

[2]	Please see a Compliance Officer if you are not sure whether you are an Investment Person.

Appendix II

                                                  FUND

INITIAL AND ANNUAL REPORT OF

PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)	Name of employee:

(2)	If different than #1, name of the person in whose name the account is held:

(3)	Relationship of (2) to (1):

(4)	Broker(s) at which Account is Maintained:

(5)	Account Number(s):

(6)	Telephone number(s) of Broker:

PFRIF

Initial and Annual Report

Personal Securities Holdings

(7)	For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 45 days before this report is submitted (or, in the case of an initial report, as of a date no more than 45 days before becoming subject to the Code of Ethics). If you own Securities that are not listed in an attached account statement, list them below:

Name of Security		Quantity	Value	Custodian
1.	_______________________	_________________	_________________	_______________________

2.	_______________________	_________________	_________________	_______________________

3.	_______________________	_________________	_________________	_______________________

4.	_______________________	_________________	_________________	_______________________

5.	_______________________	_________________	_________________	_______________________

(Attach separate sheet if necessary.)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

Employee Signature

Print Name

Dated:

Appendix III

                                              FUND

Personal Securities Transactions/Brokerage Account Report                 Quarter Ended:

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 30 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within [10] days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

Name	Broker	Account Number	Date Account Opened
___________________	___________________	___________________	___________________
___________________	___________________	___________________	___________________
___________________	___________________	___________________	___________________
___________________	___________________	___________________	___________________

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

Security’s Name*	Transaction Date	Buy or Sell?	No. of Shares	Price Per Share	Broker’s Name
____________	____________	____________	____________	____________	____________
____________	____________	____________	____________	____________	____________
____________	____________	____________	____________	____________	____________
____________	____________	____________	____________	____________	____________

*	Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Fund’s Code of Ethics).

Print Name:	Signature:	Date:

Return to: N.B. Schott, Jr. – Allianz Global Investors Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902

Appendix III (cont’d.)

Exempt	Securities include:

1.	Direct obligations issued by the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

3.	Shares of registered open-end investment companies.

Exempt	Transactions include:

1.	Any transaction in Securities in an account over which you do not have any direct or indirect influence or control.

2.	Purchases of Securities under Automatic Investment Plans.

3.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata.

4.	Acquisition or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

5.	Subject to the restrictions on participation in private placements set forth in the Code of Ethics under Private Placements, acquisitions or disposition of Securities of a private issuer.

6.	Subject to the provisions set forth in the Code of Ethics under Exempt Transactions, any transaction in Securities (other than Exempt Securities) by a Trustee of a Fund who is not an “interested person” of a Fund.

7.	Classes of transactions as may be exempted from time to time by the Compliance Committee.

Please review the Fund’s Code of Ethics for further details on Beneficial Ownership of Securities and other exemptions. If you have additional questions, please contact your Compliance Officer.

Appendix IV

                                                      FUND

ACKNOWLEDGMENT CERTIFICATION

I hereby certify that I have read and understand the Code of Ethics of                          Fund dated January 7, 2005, as amended May 16, 2005. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Print Name

Appendix V

                                                      FUND

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Print Name

Appendix VI

DEFINITIONS

1. For the purposes hereof, “Investment Person” with respect to the Fund means:

(i)	any employee of such Fund or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Fund or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by such Fund, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

(ii)	any natural person who controls (as defined in Section 2(a)(9) of the Act) such Fund or investment adviser or sub-adviser and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund.

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2. For the purposes hereof, “Disinterested Trustee” or “independent Trustee” with respect to the Fund means a trustee or director, as the case may be, who is not an “interested person” (as defined by Section 2(a)(19) of the Act, which definition is set forth below) of such Fund and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a trustee or director of such Fund.

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3. “Interested person” of another person means—

A. when used with respect to an investment company—

i.	any affiliated person of such company,

ii.	any member of the immediate family of any natural person who is an affiliated person of such company,

iii.	any interested person of any investment adviser of or principal underwriter for such company,

iv.	any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

v.

any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has

Appendix VI

Definitions

executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.	the investment company;

II.	any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.	any account over which the investment company’s investment adviser has brokerage placement discretion,

vi.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

I.	the investment company;

II.	any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.	any account for which the investment company’s investment adviser has borrowing authority,

vii.	any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

B.	when used with respect to an investment adviser of or principal underwriter for any investment company—

i.	any affiliated person of such investment adviser or principal underwriter,

ii.	any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

Appendix VI

Definitions

iii.	any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

iv.	any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

v.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.	any investment company for which the investment adviser or principal underwriter serves as such;

II.	any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.	any account over which the investment adviser has brokerage placement discretion,

vi.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

I.	any investment company for which the investment adviser or principal underwriter serves as such;

II.	any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.	any account for which the investment adviser has borrowing authority,

vii.

any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with

Appendix VI

Definitions

the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), “member of the immediate family” means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

Appendix VII

Code of Ethics of Allianz Global Investors Distributors LLC